                                                                  EXHIBIT 10.34

                               PROMISSORY NOTE

$14,000.00                                                       April 12, 1996

     FOR VALUE RECEIVED, the undersigned (the "BORROWER") hereby promises to pay to the order of Legacy Software, Inc. (the "LENDER"), the principal sum of Fourteen Thousand Dollars ($14,000.00) plus interest accrued thereon as provided hereunder. Principal and accrued interest shall be due and payable in arrears monthly. Interest shall accrue at the simple rate of ten percent (10%) per annum on the outstanding principal amount hereof from the date hereof until paid in full.

     Principal and accrued interest on this Promissory Note shall be due and payable in twenty-four (24) monthly installments beginning on May 1, 1996, and continuing on the 1st day of each month thereafter until paid in full. All payments shall be made in lawful money of the United States of America at the principal offices of the Lender or at such other place as the Lender may from time to time designate in writing to the Borrower. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal. Prepayment of principal, together with accrued interest, may be made at any time without penalty.

     This Note shall be governed by and construed in accordance with the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

     The entire unpaid principal balance of this Note and any accrued but unpaid interest may, at the option of the Lender, become immediately due and payable upon (i) the failure of the Borrower to make any installment payment hereunder when and as the same shall become due and payable, (ii) the commission of any act of bankruptcy by the Borrower, (iii) the execution by the Borrower of a general assignment for the benefit of creditors, (iv) the filing by or against the Borrower of any petition in bankruptcy or any petition for relief under the provisions of the federal bankruptcy act or any other state or federal law for the relief of debtors and the continuation of such petition without dismissal for a period of sixty (60) days or more, (v) the appointment of a receiver or trustee to take possession of any property or assets of the Borrower, or (vi) the attachment of or execution against any property or assets of the Borrower.

     If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret this Promissory Note, the prevailing party shall be entitled to reasonable attorneys' fees, which may be set by the court or arbitrator in the same action or in a separate action brought for that purpose. Further, the prevailing party shall be entitled to additional awards of attorneys' fees for services reasonably rendered and costs incurred in enforcing such judgment or award and/or in collection any monies awarded therein.

     The Borrower hereby expressly waives presentment, demand for payment, dishonor, notice of dishonor, protest, notice of protest and any other formality.

                                       THE BORROWER:


                                       /s/ Ivan M. Rosenberg
                                       ----------------------------------------
                                       Ivan M. Rosenberg